EXHIBIT 4
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES

INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
INCLUDING INDENTURES

The following instruments of Navistar International Corporation and its principal subsidiary International Truck and Engine Corporation, and its principal subsidiary Navistar Financial Corporation defining the rights of security holders are incorporated herein by reference.

4.1	Indenture, dated as of May 31, 2001, by and between Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000. Filed as Exhibit 4.3 to Form S-4 dated and filed July 5, 2001. Registration No. 333-64626.

4.2	First Supplement to Indenture, dated as of August 22, 2001, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000. Filed as Exhibit 4.19 to Annual Report on Form 10-K for the period ended October 31, 2001, which was dated December 18, 2001 and filed on December 19, 2001. Commission File No. 001-09618.

4.3	Navistar International Corporation Restated Stock Certificate filed as Exhibit 4.20 to Form 10-Q for the period ended January 31, 2002, which was dated and filed March 11, 2002. Commission File No. 1-9618.

4.4	Indenture, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation’s 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000. Filed as Exhibit 4.1 to Form S-3 dated May 1, 2002 and filed May 7, 2002. Registration No. 333-87716.

4.5	Registration Rights Agreement, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation, Salomon Smith Barney, Inc. and Banc of America Securities, LLC. Filed as Exhibit 4.2 to Form S-3 dated May 1, 2002 and filed May 7, 2002. Registration No. 333-87716.

4.6	Registration Rights Agreement, dated as of November 8, 2002, by and between Navistar International Corporation and the Investors party thereto. Filed as Exhibit 4.3 to Form S-3 dated and filed December 6, 2002. Registration No. 333-101684.

4.7	Indenture, dated as of December 16, 2002, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for Navistar International Corporation’s 2.50% Senior Convertible Notes due 2007 for $190,000,000. Filed as Exhibit 4.3 to Form S-3 dated February 20, 2003 and filed February 25, 2003. Registration No. 333-103437.

4.8	Registration Rights Agreement, dated as of December 16, 2002, by and between Navistar International Corporation and Credit Suisse First Boston Corporation. Filed as Exhibit 4.2 to Form S-3 dated February 20, 2003 and filed February 25, 2003. Registration No. 333-103437.

4.9	Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.1 to Form 8-K dated and filed June 4, 2004. Commission File No. 001-09618.

EXHIBIT 4 (continued)
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES

INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
INCLUDING INDENTURES

4.10	First Supplement to Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.2 to Form 8-K dated and filed June 4, 2004. Commission File No. 001-09618.

4.11	Second Supplement to Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000. Filed as Exhibit 4.3 to Form 8-K dated and filed June 4, 2004. Commission File No. 001-09618.

4.12	First Supplement to Indenture, dated as of June 11, 2004, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation’s 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000. Filed as Exhibit 4.33 to Form 10-Q for the period ended July 31, 2004, which was dated and filed September 10, 2004. Commission File No. 001-09618.

4.13	Indenture, dated as of March 2, 2005, by and among Navistar International Corporation, International Truck and Engine Corporation and The Bank of New York Trust Company, as Trustee, for its 6 1/4% Senior Notes due 2012 for $400,000,000. Filed as Exhibit 4.35 to Form 10-Q for the period ended January 31, 2005, which was dated and filed April 25, 2005. Commission File No. 001-09618.

4.14	Registration Rights Agreement, dated as of March 2, 2005, by and among, Navistar International Corporation, Banc of America Securities LLC , Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Scotia Capital (USA) Inc., BNY Capital Markets, Inc. and RBC Capital Markets Corporation. Filed as Exhibit 4.34 to Form 10-Q for the period ended January 31, 2005, which was dated and filed April 25, 2005. Commission File No. 001-09618.

4.15	500,000,000 Mexican Peso Short Term Commercial Paper Program (Programa de Certificados Bursátiles a Corto Plazo) authorized on April 15, 2005, by Servicios Financieros Navistar, S.A. de C.V. and placed in the market by the intermediate underwriter ScotiaInverlat Casa de Bolsa, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy the agreement dated April 27, 2005 between the two parties, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.16	500,000,000 Mexican Peso Medium Term Promissory Notes Program issued on November 22, 2001 by Servicios Financieros Navistar, S.A. de C.V. and placed in the market by the intermediate underwriter Casa de Bolsa Citibank, S.A. de C.V. This program matured on November 18, 2004. The Registrant agrees to furnish to the Commission upon request a copy the agreement dated April 27, 2005 between the two parties, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.17	Fourth Supplement to Indenture, dated as of March 6, 2006, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000. Filed as Exhibit 4.38 to Form 8-K dated and filed March 8, 2006. Commission File No. 001-09618.

EXHIBIT 4 (continued)
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES

INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
INCLUDING INDENTURES

4.18	Second Supplement to Indenture, dated as of March 6, 2006, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.39 to Form 8-K dated and filed March 8, 2006. Commission File No. 001-09618.

4.19	Second Supplement to Indenture, dated as of March 24, 2006, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation’s 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000. Filed as Exhibit 4.40 to Form 8-K dated and filed March 24, 2006. Commission File No. 001-09618.

4.20	First Supplement to Indenture, dated as of August 9, 2006, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for Navistar International Corporation’s 2.50% Senior Convertible Notes due 2007 for $190,000,000. Filed as Exhibit 4.50 to Form 8-K dated August 9, 2006 and filed August 11, 2006. Commission File No. 001-09618.

4.21	Trust Agreement between Servicios Financieros Navistar, S. A. de C. V., Sociedad Financiera de Objeto Limitado, a wholly owned subsidiary of the Registrant, and Banco J.P. Morgan, S.A., Institution de Banca Multiple, J. P. Morgan Grupo Financiero, Division Fiduciaria as trustee creating irrevocable trust No. F/00098 dated December, 2004 under which the trust issued and placed in the Mexican Stock Exchange, Certificados Bursatiles, Series A, having an aggregate original principal amount of $516,000,000.00 Mexican Pesos, under the revolving securitization program authorized by the Mexican National Banking and Securities Commission in an aggregate amount of $1,100,000.00 Mexican Pesos. Filed as Exhibit 10.44 to Form 10-K for the period ended October 31, 2004, which was dated February 14, 2005 and filed February 15, 2005. Commission File No. 001-09618. This document is an English translation of the Mexican language original. The Registrant agrees to furnish to the Commission upon request a copy of the Mexican language original.

4.22	Rights Agreement, dated as of July 23, 2007, by and among Navistar International Corporation and Mellon Investor Services LLC, as Rights Agent. Filed as Exhibit 4.1 to Form 8-K dated and filed July 23, 2007. Commission File No. 001-09618.

The following documents of Navistar International Corporation and its affiliates are filed herewith:

4.23	Third Supplement to Indenture, dated as of September 8, 2005, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000.

Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

EXHIBIT 4.23

9 3/8% SENIOR NOTES DUE 2006

THIRD SUPPLEMENT TO INDENTURE
DATED AS OF SEPTEMBER 8, 2005

NAVISTAR INTERNATIONAL CORPORATION,
AS ISSUER,
AND
BNY MIDWEST TRUST COMPANY,
AS TRUSTEE

THIRD SUPPLEMENT TO INDENTURE
     This Third Supplement to Indenture is dated as of September 8, 2005, by and between Navistar International Corporation, a Delaware corporation (the “Company”), and BNY Midwest Trust Company, an Illinois banking corporation (the “Trustee”), with respect to the Company’s 9 3/8% Senior Notes due 2006 (this “Third Supplement”). Capitalized terms used but not otherwise defined in this Third Supplement shall have the meanings ascribed to such terms in the Indenture (hereinafter defined).
     WHEREAS, the Company and the Trustee entered into that certain Indenture, dated as of May 31, 2001, by and among the Company, International Truck and Engine Corporation, as Subsidiary Guarantor, and the Trustee, as amended and supplemented by the First Supplement to Indenture, dated as of August 22, 2001, and as further amended and supplemented by the Second Supplement to Indenture, dated as of June 2, 2004 (as may be further amended and supplemented from time to time in accordance with its terms, the “Indenture”);
     WHEREAS, Section 9.1 of the Indenture provides that, without the consent of any of the Holders, the Company, when authorized by resolutions of its Board of Directors, and the Trustee, at any time from time to time, may enter into indentures supplemental to the Indenture for the purpose of, among other things, to cure an ambiguity or correct any mistake in the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities;
     WHEREAS, Section 1.1 (Definitions) of the Indenture defines “Support Agreement” to mean the Amended and Restated Parent’s Side Agreement dated as of November 8, 1994 between the Company and International Truck and Engine Corporation, formerly known as Navistar International Transportation Corp. (the “Support Agreement Definition”);
     WHEREAS, the Support Agreement Definition included in the Indenture is incorrect and a mistake in that, at the time of the execution of the Indenture, the Amended and Restated Navistar International Corporation Side Agreement dated as of November 8, 1994 had been terminated and replaced in its entirety by a successor agreement dated as of December 12, 2000 between the same parties;
     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplement; and
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE I
INDENTURE AMENDMENT
          Section 1.01 Amendment to Section 1.1. The definition of “Support Agreement” included in Section 1.1 of the Indenture shall hereby be amended and supplemented by deleting such definition in its entirety and replacing it in the appropriate alphabetical location to read as follows:
“Support Agreement” means the Amended and Restated Parent’s Side Agreement dated as of December 12, 2000, between NIC and International Truck and Engine Corporation, formerly known as Navistar International Transportation Corp.
ARTICLE II
MISCELLANEOUS PROVISIONS
          Section 2.01 Instruments to be Read Together. This Third Supplement is an indenture supplement to and in implementation of the Indenture, and said Indenture and this Third Supplement shall henceforth be read together.
          Section 2.02 Confirmation. The Indenture, as amended and supplemented by this Third Supplement, is in all respects confirmed and preserved.
          Section 2.03 Counterparts. This Third Supplement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute one and the same instrument.
          Section 2.04 Effectiveness. This Third Supplement shall become effective immediately upon its execution and shall the effect provided in Section 9.5 of the Indenture.
          Section 2.05 GOVERNING LAW. THIS THIRD SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENT.

          Section 2.06 Disclaimer of Trustee’s Responsibility. In executing this Third Supplement, the Trustee shall be entitled to all the privileged and immunities afforded to the Trustee under the terms and conditions of the Indenture.
*   *   *   *
IN WITNESS WHEREOF, the parties hereto have caused this Third Supplement to Indenture to be duly executed as of the date first above written.
NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ Terry M. Endsley

Name: Terry M. Endsley
Its: Vice President and Treasurer

BNY MIDWEST TRUST COMPANY

By:	/s/ Dan Donovan

Name: D.G. Donovan
Its: Vice President